EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
April 20, 2011	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) (252-940-5017) or
Tom Vann (CEO) (252-940-4916)
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports March 31, 2011 Quarterly Operating Results

Washington, North Carolina - First South Bancorp, Inc.  (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited operating results for the quarter ended March 31, 2011.

The Company reported net income of $327,000 for the 2011 first quarter, compared to a net loss of $6.5 million for the linked 2010 fourth quarter, and net income of $1.5 million for the 2010 first quarter. Net income per diluted common share was $0.03 for the 2011 first quarter, compared to net loss per diluted common share of $0.67 for the linked 2010 fourth quarter and net income per diluted common share of $0.16 for the 2010 first quarter.

Tom Vann, President and CEO, commented, “I am pleased to report the Company’s operating results for the first quarter of 2011. The Company continues to generate solid core earnings.  First quarter 2011 earnings were $327,000 net after recording $2.5 million of loan loss provisions. In the 2011 first quarter, we continued evaluating the credit quality of the Bank’s loan portfolio and market values of foreclosed properties.  Although our non-accrual loans declined modestly during the current quarter, based on our current analysis we remain cautiously optimistic about the financial stress some of our borrowers continue to face.  Consequently, we are provisioning accordingly to maintain our loan loss reserves at an adequate level. Reducing our non-accrual loans will continue to be a top priority during 2011,” said Mr. Vann.

Asset Quality

Non-accrual loans declined to $40.5 million at March 31, 2011, from $41.3 million at December 31, 2010.  Non-accrual loans include non-accrual restructured loans, which declined to $23.8 million at March 31, 2010, from $27.0 million at December 31, 2010.  Other real estate owned increased to $12.1 million at March 31, 2011 from $11.6 million at December 31, 2010, reflecting foreclosure activity net of sales of certain real estate properties during the first quarter.  Total nonperforming assets declined to $52.6 million at March 31, 2011, from $52.9 million at December 31, 2010.  “While we are encouraged that property values appear to be stabilizing, we will continue to monitor these values and mitigate nonperforming assets as quickly as feasible,” said Mr. Vann.

The Bank recorded $2.5 million of provisions for credit losses in the 2011 first quarter, compared to $13.7 million in the linked 2010 fourth quarter and $2.4 million in the 2010 first quarter. Credit loss provisions were necessary to replenish net charge-offs and to maintain the allowance for credit losses at a level that management believes is adequate to absorb probable future losses in the loan portfolio. The allowance for loan and lease losses (ALLL) increased to $19.3 million at March 31, 2011 (3.2% of total loans), from $18.8 million at December 31, 2010 (3.0% of total loans). Net charge offs were $2.0 million in the 2011 first quarter, compared to $3.4 million in the linked 2010 fourth quarter and $2.8 million in the 2010 first quarter.

Bill Wall, executive vice president and chief financial officer stated, “We continue to take a conservative posture in our provisioning for credit losses as we aggressively manage problem assets.  We believe the current level of our ALLL is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the allowance for credit losses.”

Net Interest Income

Net interest income remained constant at $7.8 million for both the 2011 first quarter and the linked 2010 fourth quarter, compared to $8.8 million for the 2010 first quarter. The changes in volume of net interest income in the past two quarters has been influenced by earnings from an increased volume of mortgage-backed securities, the level of non-accrual loans and a reduction in the cost of funds. The net interest margin on average earning assets improved to 4.4% for the 2011 first quarter, from 4.3% for the linked 2010 fourth quarter and 4.7% for the 2010 first quarter.

Non-Interest Income

Total non-interest income was $2.0 million for the 2011 first quarter, $1.9 million for the linked 2010 fourth quarter and $2.7 million for the 2010 first quarter.  Revenue from loan and deposit service offerings (loan fees, deposit fees and service charges and servicing fee income) remained relatively consistent at $1.7 million for the 2011 first quarter, compared to $1.9 million for the linked 2010 fourth quarter and $1.8 million for the 2010 first quarter.

Net gains from mortgage loan sales was $120,000 in the 2011 first quarter, $311,000 in the linked 2010 fourth quarter and $192,000 in the 2010 first quarter.  Net gains recognized from investment and mortgage-backed securities sales was $52,000 in the 2011 first quarter, $51,000 in the linked 2010 fourth quarter and $480,000 in the 2010 first quarter.

In its efforts of mitigating nonperforming assets, the Bank recognized $82,000 of net losses on the sale of other real estate owned properties during the 2011 first quarter, compared to $597,000 of net losses in the linked 2010 fourth quarter and $12,000 of net gains in the 2010 first quarter.

Non-Interest Expense

Total non-interest expense was $6.8 million for the 2011 first quarter, $6.7 million for the linked 2010 fourth quarter and $6.5 million for the 2010 first quarter.

The largest component of non-interest expense, compensation and fringe benefits, was $3.8 million for both the 2011 first quarter and the linked 2010 fourth quarter, and $3.7 million for the 2010 first quarter, reflecting the Bank’s efforts of managing its human resources cost.

Other noninterest expenses including FDIC insurance premiums, premises and equipment, advertising, data processing, repairs and maintenance, office supplies, professional fees, taxes and insurance, etc., remained relatively consistent during the respective periods.

Income tax expense was $225,000 for the 2011 first quarter, compared to a $4.3 million income tax benefit recognized in the linked 2010 fourth quarter (a result of the 2010 fourth quarter pre-tax operating loss) and $1.0 of income tax expense in the 2010 first quarter.  Changes in the amounts of income tax provisions reflect changes in the volume of pretax income and estimated income tax rates in effect during each respective period.

Balance Sheet

Total assets declined to $791.2 million at March 31, 2011, from $797.2 million at December 31, 2010. Net loans and leases receivable declined to $587.2 million at March 31, 2011 from $606.1 million at December 31, 2010, reflecting a combination of principal repayments, sales and securitizations of loans into mortgage-backed securities, and the volume of loans originated during the current quarter.   Mortgage-backed securities increased to $120.6 million at March 31, 2011, from $98.9 million at December 31, 2010, reflecting the net of purchases, sales and securitization of certain mortgage loans during the current quarter.  Cash and investments declined to $34.5 million at March 31, 2011, from $44.4 million at December 31, 2010, reflecting net changes in the Bank’s cash flow and liquidity position, including the repayment of borrowings.

Total deposits increased to $693.6 million at March 31, 2011, from $689.5 million at December 31, 2010. Borrowings declined to $2.4 million at March 31, 2011, from $11.5 million at December 31, 2010.  During the current quarter, the Bank repaid a $10.0 million fixed-rate FHLB advance.  The cost of funds improved to 1.2% for both the 2011 first quarter and the linked 2010 fourth quarter, from 1.3% for the 2010 first quarter. The Bank is managing its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the current lower interest rate environment.

Stockholders' equity was $79.6 million at March 31, 2011, compared to $79.5 million at December 31, 2010, reflecting the net effect of quarterly net income and changes in accumulated other comprehensive income.  The equity to assets ratio was 10.1% at March 31, 2011 and 10.0% at December 31, 2010.  There were 9,751,271 common shares outstanding at both March 31, 2011 and December 31, 2010.  The book value per share was $8.17 at March 31, 2011 and $8.15 at December 31, 2010.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	March 31	December 31
	2011	2010
	(unaudited)
Assets

Cash and due from banks	$15,000,014	$14,684,377
Interest-bearing deposits in financial institutions	19,536,680	29,749,236
Mortgage-backed securities - available for sale	64,105,062	98,637,742
Mortgage-backed securities - held for investment	56,460,313	244,836
Loans and leases receivable, net:
Held for sale	2,461,545	4,464,040
Held for investment	584,739,558	601,610,242
Premises and equipment, net	10,195,855	9,162,538
Other real estate owned	12,068,659	11,616,390
Federal Home Loan Bank of Atlanta stock, at cost which approximates market	3,474,900	3,474,900
Accrued interest receivable	2,457,808	2,336,527
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,283,517	1,357,659
Identifiable intangible assets	94,320	102,180
Income tax receivable	2,480,088	6,217,679
Prepaid expenses and other assets	12,576,673	9,368,924

Total assets	$791,153,568	$797,245,846

Liabilities and Stockholders' Equity

Deposits:
Demand	$237,604,636	$234,501,026
Savings	26,251,381	24,498,789
Large denomination certificates of deposit	226,729,367	222,578,449
Other time	203,042,422	207,886,450
Total deposits	693,627,806	689,464,714
Borrowed money	2,363,378	11,503,110
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	5,204,028	6,454,818
Total liabilities	711,505,212	717,732,642

Common stock, $.01 par value, 25,000,000 shares authorized; 11,254,222 issued; 9,751,271 and 9,751,271 shares outstanding, respectively	97,513	97,513
Additional paid-in capital	35,824,203	35,795,586
Retained earnings, substantially restricted	75,283,554	74,956,772
Treasury stock at cost	(31,967,269)	(31,967,269)
Accumulated other comprehensive income, net	410,355	630,602
Total stockholders' equity	79,648,356	79,513,204

Total liabilities and stockholders' equity	$791,153,568	$797,245,846

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31
	2011	2010

Interest income:
Interest and fees on loans	$8,823,994	$10,108,953
Interest and dividends on investments and deposits	1,067,205	1,042,274
Total interest income	9,891,199	11,151,227

Interest expense:
Interest on deposits	1,976,869	2,153,638
Interest on borrowings	27,414	139,096
Interest on junior subordinated notes	81,320	80,016
Total interest expense	2,085,603	2,372,750

Net interest income	7,805,596	8,778,477
Provision for credit losses	2,450,011	2,420,000
Net interest income after provision for credit losses	5,355,585	6,358,477

Non-interest income:
Fees and service charges	1,486,702	1,630,517
Loan servicing fees	198,084	179,733
Gain (loss) on sale of other real estate, net	(82,095)	12,497
Gain on sale of mortgage loans	119,982	192,096
Gain on sale of mortgage-backed securities	52,146	480,082
Other income	207,131	199,247
Total non-interest income	1,981,950	2,694,172

Non-interest expense:
Compensation and fringe benefits	3,789,679	3,691,202
Federal deposit insurance premiums	291,500	297,265
Premises and equipment	423,280	459,186
Advertising	47,105	31,563
Payroll and other taxes	401,628	376,614
Data processing	600,541	618,396
Amortization of intangible assets	147,202	117,485
Other	1,085,278	908,463
Total non-interest expense	6,786,213	6,500,174

Income (loss) before income tax expense (benefit)	551,322	2,552,475

Income tax expense (benefit)	224,540	1,002,778

Net income (loss)	$326,782	$1,549,697

Per share data:
Basic earnings (loss) per share	$0.03	$0.16
Diluted earnings (loss) per share	$0.03	$0.16
Dividends per share	$0.00	$0.20
Average basic shares outstanding	9,751,271	9,742,505
Average diluted shares outstanding	9,751,271	9,742,505

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$791,154	$797,246	$811,912	$812,771	$800,608

Loans receivable (net):
Mortgage	$53,925	$55,450	$53,995	$49,470	$48,379
Commercial	445,930	463,155	496,489	502,425	498,525
Consumer	79,517	79,469	83,801	83,550	85,502
Leases	7,829	8,000	8,095	9,413	9,877
Total loans (net)	$587,201	$606,074	$642,380	$644,858	$642,283

Cash and investments	$34,537	$44,434	$40,815	$34,737	$22,690
Mortgage-backed securities	120,565	98,883	87,245	92,559	94,735
Premises and equipment	10,196	9,163	9,216	9,240	9,034
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,284	1,358	1,299	1,268	1,281

Deposits:
Savings	$26,251	$24,499	$24,946	$25,155	$24,709
Checking	237,605	234,501	237,677	224,950	225,997
Certificates	429,772	430,465	433,432	444,435	433,734
Total deposits	$693,628	$689,465	$696,055	$694,540	$684,440

Borrowings	$2,363	$11,503	$12,164	$12,665	$12,441
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	79,648	79,513	87,293	87,110	85,962

Consolidated earnings summary:
Interest income	$9,891	$9,928	$10,963	$10,829	$11,151
Interest expense	2,086	2,166	2,222	2,258	2,372
Net interest income	7,805	7,762	8,741	8,571	8,779
Provision for credit losses	2,450	13,700	3,962	2,070	2,420
Noninterest income	1,982	1,919	3,400	2,830	2,694
Noninterest expense	6,786	6,738	6,745	6,741	6,500
Income tax expense (benefit)	225	(4,260)	424	1,032	1,003
Net income (loss)	$326	$(6,497)	$1,010	$1,558	$1,550

Per Share Data:
Basic earnings (loss) per share	$0.03	$(0.67)	$0.10	$0.16	$0.16
Diluted earnings (loss) per share	$0.03	$(0.67)	$0.10	$0.16	$0.16
Dividends per share	$0.00	$0.00	$0.09	$0.20	$0.20
Book value per share	$8.17	$8.15	$8.96	$8.94	$8.82

Average basic shares	9,751,271	9,748,948	9,743,971	9,743,971	9,742,505
Average diluted shares	9,751,271	9,748,948	9,743,971	9,744,679	9,742,505
Performance ratios:
Yield on average earning assets	5.59%	5.51%	5.92%	5.86%	5.99%
Cost of funds	1.18%	1.24%	1.24%	1.26%	1.32%
Net interest spread	4.41%	4.30%	4.68%	4.60%	4.67%
Net interest margin/average earning assets	4.41%	4.31%	4.72%	4.64%	4.72%
Earning assets to total assets	89.85%	89.94%	90.96%	91.13%	91.66%

Return on average assets (annualized)	0.16%	-3.21%	0.50%	0.77%	0.76%
Return on average equity (annualized)	1.63%	-30.31%	4.60%	7.17%	7.13%
Efficiency ratio	69.25%	69.52%	55.50%	59.05%	56.59%

Average assets	$794,615	$810,459	$813,900	$808,266	$811,859
Average earning assets	$707,982	$720,813	$741,214	$738,645	$744,415
Average equity	$79,978	$85,746	$87,760	$86,957	$86,897

Equity/Assets	10.07%	9.97%	10.75%	10.72%	10.74%
Tangible Equity/Assets	9.52%	9.43%	10.22%	10.18%	10.19%

Asset quality data and ratios:
Nonaccrual loans	$16,723	$14,293	$14,073	$12,308	$8,578
Nonaccrual restructured loans	$23,804	$26,973	$5,156	$5,647	$4,377
Total nonaccrual loans	$40,527	$41,266	$19,229	$17,955	$12,955
Other real estate owned	$12,069	$11,616	$8,599	$8,452	$8,383
Total nonperforming assets	$52,596	$52,882	$27,828	$26,407	$21,338

Allowance for loan and lease losses	$19,320	$18,830	$8,611	$7,951	$13,221
Allowance for unfunded loan commitments	$231	$237	$163	$171	$178
Allowance for credit losses	$19,551	$19,067	$8,774	$8,122	$13,399

Allowance for loan and lease losses to loans	3.18%	3.01%	1.32%	1.21%	2.01%
Allowance for unfunded loan commitments to unfunded commitments	0.30%	0.30%	0.20%	0.20%	0.20%
Allowance for credit losses to loans	3.22%	3.04%	1.35%	1.24%	2.04%

Net charge-offs (recoveries)	$1,966	$3,407	$3,310	$7,347	$2,765
Net charge-offs (recoveries) to loans	0.32%	0.54%	0.51%	1.12%	0.42%
Nonaccrual loans to loans	6.67%	6.59%	2.95%	2.74%	1.97%
Nonperforming assets to assets	6.65%	6.63%	3.43%	3.25%	2.67%
Loans to deposits	87.63%	90.83%	93.72%	94.49%	95.97%
Loans to assets	76.82%	78.55%	80.35%	80.74%	82.05%
Loans serviced for others	$317,816	$318,218	$307,395	$299,361	$296,452